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                                                                Exhibit 3.1(h)

                       AMENDED CERTIFICATE OF DESIGNATIONS

                       FOR THE SERIES A 8.25% CONVERTIBLE
                                 PREFERRED STOCK
                  (FORMERLY DESIGNATED AS THE 8.25% CONVERTIBLE
                          EXCHANGEABLE PREFERRED STOCK)

                                       OF

                             THE MENTUS GROUP, INC.

                          ----------------------------

            THE MENTUS GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      (1) Pursuant to authority contained in Article 4 of its Certificate of Incorporation, as amended, and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has previously duly adopted a resolution creating and authorizing the issuance of a series of preferred stock, par value $1.00 per share, of the Corporation designated as the "8.25% Convertible Exchangeable Preferred Stock" and fixing the designation, dividend, rights, voting powers, rights on liquidation or dissolution and other preferences, relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series, and the Corporation has previously filed with the Delaware Secretary of State, in accordance with Section 151 of the General Corporation Law of the State of Delaware, a Certificate of Designations setting forth such resolutions, as amended from time to time.

      (2) The Board of Directors and stockholders of the Corporation have duly approved of resolutions adopting the redesignation of the aforementioned series of preferred stock and amendments to and a restatement of the aforementioned resolution and the filing of an Amended and Restated Certificate of Designations. The text of such amended and restated resolution is as follows:

            RESOLVED, that this resolution amends and restates the resolution previously adopted by the Board of Directors of the Corporation, pursuant to authority expressly granted by Article 4 of the Certificate of Incorporation, as amended, of the

Corporation and Section 151 of the General Corporation Law of the State of Delaware, creating and authorizing the issuance of a series of the preferred stock, par value $1.00 per share, of the Corporation designated as the "8.25% Convertible Exchangeable Preferred Stock" so that henceforth the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of such series shall be as follows:

            1. Designation and Amount. The shares of the series of Preferred Stock of the Corporation previously designated as "8.25% Convertible Exchangeable Preferred Stock" are hereby redesignated as "Series A 8.25% Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall continue to be Twenty Thousand (20,000).

            2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (a) prior to all classes of Common Stock of the Corporation, (b) prior to any other series or class of the Corporation's stock now existing or hereafter created if so designated in the resolution of the Corporation's Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series or class, (c) on a parity with any other series or class of the Corporation's stock now existing or hereafter created if so designated in the resolution of the Corporation's Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series, and (d) junior to any series or class of the Corporation's stock if so designated in the resolution of the Board of Directors or the provisions of the Corporation's Certificate of Incorporation creating such other series, provided said resolution or provisions and the creation, authorization and issuance of such stock is approved by a majority of the outstanding shares of Series A Preferred Stock. All equity securities of the Corporation now existing or hereafter created which (i) rank below the Series A Preferred Stock are collectively referred to herein as "Junior Stock," (ii) rank on a parity with the Series A Preferred Stock are collectively referred to herein as "Parity Stock," and (iii) rank senior to the Series A Preferred Stock are collectively referred to herein as "Senior Stock." The term "Senior Stock" shall in any event include (without limitation) the Series B Preferred Stock. The term "Series B Preferred Stock" means the Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $.01 per share, of the Corporation, and shall also include any capital stock into which shares of the Series B Preferred Stock may be changed.

            3. Dividends. (a) Subject to the rights of the holders of Senior Stock, the holders of Series A Preferred Stock shall be entitled to receive or have set apart for payment, when, as and if declared by the Corporation's Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends thereon at the rate of $41.25 per share per annum. Such dividends shall begin to accrue on and after the date of issuance of the Series A Preferred Stock and shall be payable (if, as and when declared) in equal semi-annual installments (computed by dividing the annual dividend amount by two) on June 15 and December 15 (each, a "Dividend Payment Date"), commencing on June 15, 1991. The amount of dividends payable for the initial dividend period and for any period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any such dividends which are declared and paid will be payable pro rata to the holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation in accordance with the Corporation's bylaws.

                  (b) Any dividend not paid when due shall be fully cumulative and shall accrue (whether or not earned or declared). No interest or dividends shall accrue or be payable on any accrued unpaid dividends on the Series A Preferred Stock. Subject to paragraphs 3(a), 3(c), 3(d) and 3(e), the Corporation may make payments in respect of accrued dividends at any time.

                  (c) Notwithstanding anything contained herein to the contrary, the Board of Directors shall not declare, pay or set apart for payment any dividends on shares of Series A Preferred Stock if any provisions of the Corporation's Certificate of Incorporation or any resolution of the Corporation's Board of Directors (in each case as in effect from time to time) creating the Series B Preferred Stock or any other Senior Stock of any agreement, instrument or debenture relating to indebtedness or any Senior Stock of the Corporation prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to (i) require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series A Preferred Stock at any time, whether permitted by any such provisions, agreement, instrument or debenture or not, or (ii) adversely affect the cumulative accrual of dividends on Series A Preferred Stock if such provisions, agreement, instrument or debenture prohibits such declaration, payment or setting aside for payment or provides that such declaration, payment or setting aside for payment would constitute a breach thereof or a default thereunder.

                  (d) The Corporation shall not pay dividends on the Series A Preferred Stock unless it has paid or set apart for payment or contemporaneously pays or sets apart for payment all accrued and unpaid dividends for all prior periods on any Parity Stock. Notwithstanding the foregoing sentence, but subject to the rights of the holders of Senior Stock, dividends may be paid or declared and set apart for payment of the Series A Preferred Stock if at the same time dividends for the same or comparable dividend period or periods are paid or declared or set apart for payment on all issued and outstanding shares of Parity Stock, such dividends to be paid, declared or set aside pro rata in proportion to the ratio between accrued and unpaid dividends on the Parity Stock and the accrued and unpaid dividends on the Series A Preferred Stock.
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                  (e) (i) Holders of shares of the Series A Preferred Stock
shall be entitled to receive the dividends provided for in paragraph 3(a) hereof in preference to and in priority over the payment of any dividends upon any of the Junior Stock.

                        (ii) Subject to the rights of holders of Senior Stock, if any, the Corporation shall not (A) declare, pay or set apart for payment any dividend on any Junior Stock or Parity Stock or make any payment on account of, or set apart for payment, money for a sinking or other similar fund, for the purchase, redemption or other retirement of any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into Junior Stock or Parity Stock, or (B) make any distribution in respect of any Junior Stock or Parity Stock, either directly or indirectly, other than distributions or dividends in Junior Stock or Parity Stock to the holders of Junior Stock or Parity Stock, respectively, or (C) permit any corporation in which the Corporation owns directly or indirectly a majority of the outstanding shares of capital stock, to purchase or redeem any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into Junior Stock or Parity Stock, unless in each such case the Corporation has paid or declared or set apart for payment, or concurrently with such declaration, payment, setting apart for payment, purchase, redemption and/or distribution in respect of any Junior Stock or Parity Stock, pays, declares or sets apart for payment, all accrued and unpaid dividends on shares of the Series A Preferred Stock for all prior periods. Notwithstanding the foregoing sentence, dividends may be paid or declared and set apart for payment on Parity Stock if at the same time dividends for the same or comparable dividend period or periods are paid or declared and set apart for payment on all issued and outstanding shares of Series A Preferred Stock, such dividends to be paid, declared or set aside pro rata in proportion to the ratio between accrued and unpaid dividends on the Series A Preferred Stock and the accrued and unpaid dividends on the Parity Stock.

                        (iii) The foregoing provisions of this paragraph 3(e), shall not restrict or prohibit the retirement of any shares of the Corporation's capital stock or warrants, options or rights to acquire such capital stock by exchange for, or out of the proceeds of, the substantially concurrent sales of shares of (A) its capital stock which, by its terms, is not subject to mandatory redemption or redemption at the option of the holder thereof and is not exchangeable for any indebtedness of the Corporation ("Permitted Stock") or (B) warrants, options or rights to acquire Permitted Stock.

            4. Liquidation Rights. If the Corporation is voluntarily or involuntarily dissolved, liquidated or its affairs wound up, after payment or provision for payment of the debts and other liabilities of the Corporation, and after liquidation of all Senior Stock, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, out of the net assets of the Corporation, an amount equal to the sum of $500 per share of Series A Preferred Stock outstanding, plus all accrued and unpaid dividends (whether or not earned or declared) on such Series A Preferred Stock to the date fixed for liquidation, dissolution or winding up (the "Liquidation Price") before any payment is made or any assets of the Corporation distributed or paid over to the holders of any Junior Stock (in their capacity as such holders). If the distributable assets of the Corporation are insufficient to permit payment in full of the liquidation price of any Parity Stock and the Liquidation Price of the Series A Preferred Stock, then such assets shall be distributed ratably among the holders of Series A Preferred Stock and the holders of any Parity Stock in proportion to the amount that each would have been entitled to receive if such assets were sufficient to pay the full liquidation price of all outstanding shares of Series A Preferred Stock and Parity Stock. The holders of Series A Preferred Stock shall not be entitled to receive any further amounts in respect of any dissolution, liquidation or winding up of the affairs of the Corporation, or any other distribution of assets, after payment in full of the Liquidation Price therefor. No payments shall be made in respect of any Junior Stock until payment in full of the Liquidation Price of the Series A Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or sale or conveyance of all or any part of the assets of the Corporation for cash, securities or other property shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph 4. Liquidation rights terminate upon conversion of the Series A Preferred Stock into Common Stock.

            5. Optional Redemption. (a) At Option of Corporation. To the extent funds are legally available therefor and subject to the rights of holders of Senior Stock and any agreement, instrument or debenture now existing or hereafter arising relating to indebtedness of the Corporation or any Senior Stock, the Series A Preferred Stock is redeemable for cash, at the option of the Corporation, in whole or in part, at any time or from time to time at $500.00 per share, plus the total amount of all accrued and unpaid dividends on the shares of Series A Preferred Stock to be redeemed to the redemption date.

                        The Corporation shall not redeem any less than all of the then outstanding shares of Series A Preferred Stock unless and until all accrued and unpaid dividends on the then outstanding shares of Series A Preferred Stock and (except with respect to the shares to be redeemed) the then current semi-annual dividends thereon have been paid in full.

                  (b) If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed in integral multiples of $500 by lot or in such other manner as the Board of Directors may determine.

                  (c) Notice of redemption of the Series A Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A

Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that the shares are convertible into Common Stock until the close of business on the tenth day prior to the redemption date.

                  (d) Notice having been mailed as aforesaid, or if given by a holder as set forth below, from and after the redemption date (unless default shall be made by the Corporation in making payment of the redemption price of the Series A Preferred Stock called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice the Corporation shall pay the redemption price (or issue a redemption certificate under subparagraph 5(e), as the case may be) for such redeemed shares and same shall then be canceled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (e) There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

                  (f) Shares of Series A Preferred Stock that have been converted into Common Stock have no redemption rights.

            6. Conversion. (a) Each share of Series A Preferred Stock may be converted, in whole but not in part, into such number of shares of Common Stock of the Corporation as shall equal (i) the sum of (x) $500 plus (y) all accrued and unpaid dividends (whether or not earned or declared) on such share determined as of the date such share is deemed to be converted in accordance with the last sentence of paragraph 6(c) of this resolution less (z) the amount of funds, if any, payable with respect to such share pursuant to the last sentence of this paragraph 6(a), divided by (ii) the Conversion Price (as hereinafter defined). The conversion rights of Series A Preferred Stock called for redemption expire on the close of business on the tenth day before the redemption date, unless the Corporation defaults in making payment of the redemption price of the shares called for redemption. As used herein, the term "Conversion Price" means $135.27, as adjusted in accordance with the provisions of this paragraph 6. No payment or adjustment for accrued and unpaid dividends on the shares of Series A Preferred Stock, or on the shares of Common Stock into which the

Series A Preferred Stock is converted, is to be made on conversion; provided, however, that, if a share of Series A Preferred Stock (other than a share of Series A Preferred Stock called for redemption within such period) is converted between the record date with respect to any dividend payment and the next succeeding Dividend Payment Date, such share of Series A Preferred Stock must be accompanied by funds equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock so converted.

                  (b) Any holder of shares of Series A Preferred Stock electing to convert such shares or any portion thereof shall deliver the certificates therefor, with the form of notice of election to convert on such certificates (which is set forth on the back of each certificate representing shares of Series A Preferred Stock) fully completed and duly executed, to the principal executive office of the Corporation or, if a transfer agent is named by the Corporation for the Common Stock, to the principal office of the transfer agent. The conversion right with respect to any such shares of Series A Preferred Stock shall be deemed to have been exercised at the date upon which the certificates therefor with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon said date.

                  (c) The Corporation shall not issue fractional shares of Common Stock upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Preferred Stock, the Corporation shall deliver to the holder a check in an amount equal to the fraction of the Common Stock resulting from the conversion multiplied by the Conversion Price.

                  (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The holder, however, shall pay any such tax which is due because the shares are issued in a name other than the name of such holder.

                  (e) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the shares of Series A Preferred Stock. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. In order that the Corporation may issue shares of Common Stock upon conversion of shares of Series A Preferred Stock, the Corporation will use its reasonable efforts to comply with all applicable federal and state securities laws relating to such issuance, but this sentence shall not be deemed to require the

Corporation to register or qualify any of the shares of Common Stock under the federal or any state securities law.

            All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock shall be validly issued, fully paid and nonassessable.

                  (f) The Conversion Price shall be subject to adjustment as follows:

                        (i) No Adjustments Except as Specifically Set Forth. Except as specifically set forth herein, there shall be no adjustment to the Conversion Price.

                        (ii) Adjustments for Certain Distributions.

                              (A) Stock Dividends, Subdivisions, Combinations
and Recapitalization. Subject to clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time (1) declare or pay a dividend or declare, pay or make any other distribution on the Common Stock in shares of Common Stock,
(2) subdivide the outstanding shares of Common Stock into a greater number of shares or (3) combine the outstanding shares of Common Stock into a smaller number of shares, then in each and every such event the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred Stock shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned and would have been entitled to receive by virtue of the happening of any of the events described above had such share been converted (x) in the case of a dividend or distribution, immediately prior to the record date for determination of the stockholders entitled to receive such dividend or distribution (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Stock entitled to participate in such distribution was determined) or (y) in the case of a subdivision or combination, on the effective date of such subdivision or combination; and the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the applicable time referred to in subclause (x) or (y) of this sentence by a fraction the numerator of which is the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such time and the denominator of which is the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately after such adjustment. Subject to clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time issue any shares of capital stock of the Corporation by way of reclassification of the Common Stock, then the number and kind of shares of Common Stock and/or other capital stock issuable upon conversion of each outstanding share of Series A Preferred Stock and the Conversion Price shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of capital stock which such holder would have owned and would have been entitled to receive by virtue of the happening of such event had such share been converted immediately prior to the record date for determination of the stockholders entitled to receive shares of such capital stock in such reclassification (or, if no such record date is fixed, immediately prior to any other time as of which the holders of Common Stock entitled to participate in such reclassification was determined). In the event that such dividend or distribution is not paid or made or such subdivision, combination or reclassification is not effected, the number and kind of shares of Common Stock and/or other capital stock issuable upon conversion of each outstanding share of Series A Preferred Stock and the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date or effective date had not been so fixed.

                              (B) Certain Other Distributions. Subject to
clauses (ii)(C) and (v) of this paragraph 6, if the Corporation shall at any time declare or make any distribution to all holders of outstanding shares of Common Stock of any cash or other assets, any debt securities or other evidences of its indebtedness or any capital stock other than Common Stock (excluding in any such case dividends, distributions, issuances and other events referred to in paragraph 6(f)(ii)(A) hereof), then (1) the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred Stock shall be adjusted so that the holder of such share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock equal to the product of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such adjustment multiplied by a fraction (x) the numerator of which shall be the Current Market Price per share of the Common Stock at the date of taking such record or, if no record is taken, at the date as of which the holders of Common Stock entitled to participate in such distribution were determined or if no such determination is made, on the date of such distribution, and (B) the denominator of which shall be the absolute value of the difference between such Current Market Price per share of Common Stock at such date and the amount allocable to one share of Common Stock at such date of any such cash so distributable and of the fair market value (as determined as of such date in good faith by the Board of Directors) of such cash, other assets, debt securities, other evidences of indebtedness or capital stock so distributed and (2) the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction the numerator of which is the number of shares of Common Stock into which a single share of Series A Preferred Stock is convertible immediately prior to the adjustment and the denominator is the number of shares of Common Stock into which a single share of Series A Preferred Stock is convertible immediately after such adjustment. Any adjustment pursuant to this paragraph 6(f)(ii)(B) shall become effective immediately after the record date of the distribution in question (or, if no such record date is fixed, immediately after any other time as of which the holders of Common Stock entitled to participate in such distribution was determined). In the event that such distribution is not made, the number of shares of Common Stock issuable upon conversion of each outstanding share of Series A Preferred Stock and the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date or effective date had not been so fixed. As used herein, the term "Current Market Price" means, in respect of any share of Common Stock as of any time, (1) if the Common Stock is then publicly traded, the average, for the 30 consecutive trading days before the date in question, of the reported last sales prices, regular way, as reported on the New York Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for each such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or, if bid and asked prices shall not be reported through the National Association of Securities Dealers, Inc., the average of the bid and asked prices for each such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors or (2) if the Common Stock is not then publicly traded, the fair market value per share of Common Stock as at such date as determined by the Board of Directors of the Corporation in good faith.

                              (C) No adjustment pursuant to paragraph
6(f)(ii)(A) or 6(f)(ii)(B) shall be required by reason of distributions of cash payable out of consolidated current or retained earnings if the sum of the cash dividends payable after the date hereof does not exceed the net income of the Corporation subsequent to the date hereof.

                              (D) Each adjustment pursuant to paragraph 6(f)(ii)
hereof shall become effective immediately after the record date for the event requiring such adjustment, (or, if no such record date is fixed, immediately after any other time as of which the holders of Common Stock entitled to participate in such dividend or distribution was determined and immediately after the effective date in the case of a subdivision, combination or reclassification.

                              (E) All determinations of the fair market value of
any property, assets or securities required by this paragraph 6 shall be made by the Corporation's Board of Directors in good faith.

                        (iii) Rounding. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                        (iv) When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. When the cumulative net effect of more than one adjustment would require an increase or decrease of at least 1% in the Conversion Price, such adjustment shall thereupon be given effect.

                        (v) When No Adjustment Required. No adjustment need be made for (a) a change in the par value of the Common Stock, or from par value to no par value, or from no par value to par value, (b) issuance of treasury shares that have been acquired by the Corporation after the date hereof. Other than the adjustments to the Conversion Price set forth herein, a holder of Series A Preferred Stock shall have no preemptive right which enables said holder to maintain a specific proportion of shares of capital stock of the Corporation or any security convertible into or carrying rights or options to purchase such shares. For the sake of clarity and without implying that any such adjustment otherwise would be required by this paragraph 6, no adjustment shall be made by reason of issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or any adjustment to conversion price or conversion rate thereof.

                        (vi) Certificate of Adjustments. Whenever the Conversion Price is adjusted, the Corporation shall file in the custody of its Secretary, at its principal office in the United States a certificate setting forth in reasonable detail the facts requiring the adjustment and the manner of computing such adjustment. Each such certificate shall be made available at all reasonable times for inspection by any holder.

                        (vii) Reorganization. If there is (a) any consolidation or merger to which the Corporation is a party (other than a consolidation or merger with a wholly-owned subsidiary or in which the Corporation is the surviving corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock), or (b) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation; then the Corporation or such successor or purchasing corporation, as the case may be, shall provide in its Certificate of Incorporation that each share of Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of each such share of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such Certificate of Incorporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 6. The Corporation shall cause notice of the execution of any such event contemplated by this paragraph 6 to be mailed to each holder of Series A Preferred Stock as soon as practicable. The above provisions of this paragraph 6 shall be similarly applied to successive reclassification, consolidations, mergers and sales.

            7. Shares Acquired By Corporation. All shares of Series A Preferred Stock converted or redeemed, retired, purchased or otherwise acquired by the Corporation shall cease to be issued or outstanding for all purposes and shall be retired and shall be restored to the status of authorized, undesignated and unissued shares of preferred stock of the Corporation and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series A Preferred Stock.

            8. Voting.

                  (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as required by applicable law or as hereinafter provided in this paragraph 8.

                  (b) Without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, the Corporation will not: (A) create, authorize or issue any class or series of capital stock other than the Series B Preferred Stock, ranking senior to the Series A Preferred Stock either as to dividends or liquidation preference, or (B) amend, alter or repeal (whether by merger, consolidation or otherwise) the Corporation's Certificate of Incorporation to materially adversely affect the powers, rights or preferences of the Series A Preferred Stock as set forth herein. Nothing in this paragraph 8 shall restrict the Corporation from increasing the authorized preferred stock of the Corporation or from creating, or require the consent of holders of Series A Preferred Stock to the creation and issuance or modification of, any other capital stock of the Corporation ranking junior to, or on parity with, the Series A Preferred Stock, and any such increase, creation, issuance or modification shall not be deemed to materially and adversely affect the powers, rights and preferences of the Series A Preferred Stock.

                  (c) No amendment, alteration, waiver or departure from the provisions of the Corporation's Certificate of Incorporation or the resolution of the Corporation's Board of Directors creating the Series B Preferred Stock shall be deemed to (i) result in any change in the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely within the meaning of Section 242(b)(2) of the Delaware General Corporation Law (or any amended or successor statutory provision), or (ii) require any vote or consent of the holders of shares of Series A Preferred Stock pursuant to paragraph 8(b) of this resolution or otherwise.

            9. Non-assessable Status of Series A Preferred Stock. All the shares of Series A Preferred Stock for which the full consideration determined by the Board of Directors (which shall be not less than the par value of such shares) has been paid or delivered, in cash or property in accordance with the resolutions of the

Board of Directors authorizing the issuance of such shares, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

            IN WITNESS WHEREOF, THE MENTUS GROUP, INC. has caused this Certificate to be signed by Gerard P. Joyce, its President, and attested to by Thomas M. Pugliese, its Secretary, this ____ day of September, 1996.


                                       THE MENTUS GROUP, INC.


                                       By
                                          ----------------------------------
                                           Gerard P. Joyce
                                           President

Attest:


Thomas M. Pugliese
Secretary

STATE OF            )
                    ) ss.
County of           )

            On this day of September, 1996, before me, the undersigned officer, personally appeared GERARD P. JOYCE, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 -----------------------------
                                                      Notary Public
My Commission Expires:


--------------------------


STATE OF            )
                    ) ss.
County of           )

            On this day of September, 1996, before me, the undersigned officer, personally appeared THOMAS M. PUGLIESE, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                                 -----------------------------
                                                      Notary Public
My Commission Expires:


--------------------------